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                                                                       Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Salomon Brothers Opportunity Fund of our report dated October 13, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of Salomon Brothers Opportunity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, NY
December 22, 2003